American United Life Insurance Company(R)
        Indianapolis, IN 46206-0368

          CONTRACT NUMBER                               GA XX,XXX

          CONTRACTHOLDER                                John Doe

          DATE OF ISSUE                                 January 2, 2001

          CONTRACT DATE                                 January 1, 2001

          FIRST CONTRACT ANNIVERSARY                    January 1, 2002


American United Life Insurance Company (AUL) shall provide all the rights and benefits of this contract.

This contract is issued in consideration of the application and of the payment of Contributions to AUL.

All provisions and conditions stated on this and subsequent pages are made a part of this contract.

Signed for AUL at its Home Office in Indianapolis, Indiana.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. The Contractholder may return the contract for any reason within ten days after receiving it. If returned, the contract shall be considered void from the beginning and any Contributions shall be refunded.


AMERICAN UNITED LIFE INSURANCE COMPANY
By:  /s/ Jerry D. Semler

Chairman of the Board,
President, & Chief Executive Officer

Attest
By:  /s/ William R. Brown
Secretary

                          AUL American Series Contract
                  IRA Multiple Fund Individual Variable Annuity

ACCUMULATION UNITS IN ANY INVESTMENT ACCOUNT FOR WHICH THIS CONTRACT MAKES PROVISION MAY INCREASE OR DECREASE IN DOLLAR VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING ASSETS IN THE CORRESPONDING MUTUAL FUND, MUTUAL FUND PORTFOLIO, OR OTHER ENTITY IN WHICH THE INVESTMENT ACCOUNT INVESTS. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. ARTICLE 5 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

IndividualORIRA



                                TABLE OF CONTENTS

SCHEDULE OF CONTRACT CHARGES

ARTICLE 1          DEFINITIONS

ARTICLE 2          CONTRACT AND AUTHORITY

        2.1--------Entire Contract
        2.2--------Authority

ARTICLE 3          CONTRIBUTIONS, INVESTMENTS, AND TRANSFERS

        3.1--------Amount of Contributions
        3.2--------How Contributions Are Handled
        3.3--------Addition, Deletion, or Substitution of Investments
        3.4--------Transfers
        3.5--------Limitations on Transfers

ARTICLE 4          BENEFITS

        4.1--------Election of Annuity Options
        4.2--------Annuity Options
        4.3--------Guaranteed Rate of Interest
        4.4--------Alternate Nonparticipating Retirement Annuity
        4.5--------Minimum Payments
        4.6--------Due Proof of Date of Birth and Survival
        4.7--------Death Benefits
        4.8--------Withdrawal Benefits
        4.9--------Distributions Before Death

ARTICLE 5          VALUATIONS

        5.1--------Valuation of Mutual Fund, Mutual Fund Portfolio, or Other Entity Assets
        5.2--------Accumulation Units
        5.3--------Value of Accumulation Units
        5.4--------Determining the Net Investment Factor
        5.5--------Determining the Value of the Contractholder's Investment Account Share

ARTICLE 6          OTHER CHARGES

        6.1--------Mortality Risk and Expense Risk Charges
        6.2--------Mutual Fund, Mutual Fund Portfolio, or Other Entity Expenses
        6.3--------Administrative Charge
        6.4--------Charge for Non-Electronic Transfers
        6.5--------Other Charges

ARTICLE 7          RIGHT OF AUL TO CHANGE CERTAIN PROVISIONS

                                       1






ARTICLE 8          MISCELLANEOUS

        8.1--------Ownership
        8.2--------Tax Status
        8.3--------Essential Data
        8.4--------Reliance
        8.5--------Misstatement of Essential Data
        8.6--------Election, Notice, or Direction Requirements
        8.7--------Quarterly Statement of Account Value
        8.8--------Conformity with State Laws
        8.9--------Reference to Federal Laws
        8.10-------Sex and Number
        8.11-------Facility of Payment
        8.12-------Insulation from Liability
        8.13-------Voting
        8.14-------Nonforfeitability and Nontransferability
        8.15-------Termination
        8.16-------Notice of Annual Meeting of Members

TABLE OF IMMEDIATE ANNUITIES

TABLE OF INVESTMENT ACCOUNTS

DEMONSTRATION TABLE OF ACCOUNT VALUES AND WITHDRAWAL VALUES

                          SCHEDULE OF CONTRACT CHARGES

(1) Mortality Risk and Expense Risk Charges: AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account. These charges shall be reflected in the Net Investment Factor as provided in Section 5.4(c).

(2) Mutual Fund, Mutual Fund Portfolio, or Other Entity Expenses: A Mutual Fund, Mutual Fund Portfolio, or other entity listed in the Table of Investment Accounts shall pay any investment advisory fee and certain other expenses, which may include its ordinary operational and organizational expenses, or any extraordinary expenses, as described in the current report or prospectus for that Mutual Fund, Mutual Fund Portfolio, or other entity as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Mutual Fund, Mutual Fund Portfolio, or other entity share reflects such investment advisory fee and other expenses which are deducted from the assets of such Mutual Fund, Mutual Fund Portfolio, or other entity.

(3) Administrative Charge: AUL deducts an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from the Contractholder Account for as long as the Contractholder Account is in effect. This charge is prorated among each subaccount of the Contractholder Account which corresponds to each Investment Option utilized under this contract by the Contractholder Account. If the entire balance of the Contractholder Account is withdrawn pursuant to this contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for any Contract Quarter in which the Account Value on the last day of that quarter is $25,000 or more.

(4) Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will be prorated among the Investment Options from which the amounts are transferred in the same proportion that the amount transferred from the Investment Option bears to the total amount transferred from all Investment Options.

(5) Other Charges: AUL reserves the right to deduct the appropriate charges for federal income taxes incurred by AUL that are attributable solely to the operation of the separate account.

                             ARTICLE 1 - DEFINITIONS


1.1  "Account Value" for the Contractholder Account on any given date means:

     (a) the balance of the Contractholder's share of the Fixed Interest Account on that date; plus

     (b) the value of the Contractholder's share of each Investment Account on that date.

1.2 "Accumulation Period" means the period of time commencing on the date on which the Contractholder's initial Contribution is credited to the Contractholder Account and terminating on the date when the Contractholder Account is closed.

1.3 "Accumulation Unit" means a statistical device used to measure amounts of increases to, decreases from, and accumulations in any Investment Account during the Accumulation Period.

1.4 "Annuity Commencement Date" means the first day of any month upon which an annuity begins under this contract. However, for the Contractholder, amounts allocated to the Contractholder Account will be distributed or commence to be distributed no later than the date determined under Article 4.

1.5  "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Contract Anniversary" means the first day of the second Contract Year and each subsequent Contract Year. Each Contract Anniversary after the First Contract Anniversary shall be the same day of the same month as the day and month which is stated on the face page of this contract for the First Contract Anniversary.

1.7 "Contractholder" means the person who owns this contract, and for whom a Contractholder Account is established.

1.8 "Contractholder Account" means an account established under this contract for the Contractholder. Contributions received by AUL shall be credited to the Contractholder Account as AUL is directed.

1.9 "Contract Quarter" means each of the four successive intervals of three months, the sum of which corresponds to a 12-month Contract Year.

1.10 "Contract Year" means, for the first such year, the period beginning with the Contract Date and ending on the day immediately preceding the First Contract Anniversary, and for each succeeding Contract Year, the period beginning with a Contract Anniversary and ending on the day immediately preceding the next succeeding Contract Anniversary.

1.11 "Contributions" means amounts paid in cash to AUL by the Contractholder which are transferred to this contract from another AUL annuity contract or which are transferred to this contract pursuant to transfers eligible for rollover treatment under Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3), or 457(e)(16) and which are credited to the Contractholder Account maintained hereunder. The legal title to, and ownership of, such amounts is vested solely in the Contractholder.

1.12 "Current Rates of Interest" means each of the annual effective rates of interest as determined and declared by AUL from time-to-time and as credited to each interest pocket maintained within the

     Fixed Interest Account. The Current Rates of Interest shall always be equal to or greater than the Guaranteed Rate of Interest.

1.13 "Death Benefit" is the greater of:

     (a) the Contractholder's Account Value as of the date the Death Benefit is calculated, or

     (b)  (1) the  Guaranteed  Minimum  Death  Benefit  (GMDB)  on the  Contract
          Anniversary immediately preceding the date of the Contractholder's death; increased by

          (2) any Contributions made for the Contractholder since the last Contract Anniversary; and reduced proportionately to reflect

          (3) any withdrawals for the Contractholder since the last Contract Anniversary.

1.14 "Excess Contributions" means those Contributions made by the Contractholder which exceed the limitations in effect under applicable provisions of the Code and Regulations issued thereunder.

1.15 "Fixed Interest Account" means that fund of AUL's general asset account in which all or a portion of the Contractholder's Account Value may be held for accumulation at the Current Rates of Interest.

     (a) Contributions allocated, or amounts transferred, to the Fixed Interest Account shall be credited to the open interest pocket and shall earn interest at the Current Rate of Interest in effect for that interest pocket. Such Contributions or transferred amounts, during the time that the Current Rate of Interest exceeds the Guaranteed Rate of Interest, shall earn interest at such credited Current Rate of Interest for at least 1 year. After such 1-year period, AUL reserves the right to declare, at any time, a new Current Rate of Interest to be applied to funds held within that interest pocket. Any such new Current Rate of Interest must remain in effect for that interest pocket for at least 1 year.

     (b) If AUL changes the Current Rate of Interest for new Contributions or new amounts transferred to the Fixed Interest Account, the previous open interest pocket shall close, and any Contributions or amounts transferred on or after the effective date of such change shall be credited to a new open interest pocket and shall earn interest at the new Current Rate of Interest in effect for such new open interest pocket. Therefore, at any given time, various funds credited to the Contractholder Account and allocated to the Fixed Interest Account may be earning interest at different Current Rates of Interest for different periods of time.

1.16 The "Guaranteed Minimum Death Benefit" or "GMDB" prior to the first Contract Anniversary is equal to the Contributions made for the Contractholder minus any of his withdrawals. On each Contract Anniversary prior to, or concurrent with, the Contractholder's date of death, the GMDB is reset, based on the age of the Contractholder on his last birthday, as follows:

     (a) For a Contractholder less than 81 years of age, the GMDB is the greater of:

          (1) the Contractholder's Account Value as of the current Contract Anniversary, or

          (2)  (i)  the   GMDB  as  of  the   immediately   preceding   Contract
               Anniversary; increased by

               (ii) any  Contributions  made for the  Contractholder  since  the immediately preceding Contract Anniversary; and reduced proportionately to reflect

               (iii)any   withdrawals   for   the   Contractholder   since   the
                    immediately preceding Contract Anniversary.

     (b)  For a Contractholder 81 years of age or older, the GMDB is equal to:

          (1) the GMDB as of the immediately preceding Contract Anniversary; increased by

          (2)  any  Contributions   made  for  the   Contractholder   since  the
               immediately   preceding   Contract   Anniversary;   and   reduced
               proportionately to reflect

          (3) any withdrawals for the Contractholder since the immediately preceding Contract Anniversary.

     As of the Contractholder's date of death, the GMDB ceases to increase or decrease in value.

1.17 "Guaranteed Rate of Interest" means interest at an annual effective rate of 3.00%.

1.18 "Home Office" means the principal  office of AUL. The mailing address is P.
     O. Box 368, Indianapolis, Indiana 46206-0368.

1.19 "Investment Account" means each subaccount of the Variable Account which is maintained by AUL and made available to the Contractholder by AUL and identified in the Table of Investment Accounts. The Table of Investment Accounts may be amended by AUL from time to time as described in Section
     3.3. Amounts allocated to any Investment Account identified in the Table of Investment Accounts shall be invested in the shares of the corresponding Mutual Fund, Mutual Fund Portfolio, or other entity listed in the current prospectus for the Variable Account.

1.20 "Investment Option" means the Fixed Interest Account or any of the Investment Accounts of the Variable Account. AUL reserves the right to provide other Investment Options under this contract at any time.

1.21 "Mutual Fund" means the AUL American Series Fund, Inc., a diversified, open-end management investment company registered under The Investment Company Act of l940, and any other such open- end management investment company made available by AUL, as listed in the Table of Investment Accounts.

1.22 "Portfolio" or "Mutual Fund Portfolio" means a portfolio established within a particular Mutual Fund as described in the prospectus for that Mutual Fund, as such prospectus may be amended or supplemented from time to time.

1.23 "Valuation Date" means any day the New York Stock Exchange is open for trading and any day AUL is open. Any day AUL is open is any day except normal weekend days and does not include any holiday that is one of our pre-scheduled published holidays or any day AUL is closed due to any disaster described in AUL's disaster recovery plan. An additional day per calendar year may be used for a holiday if it is announced two days in advance and is not the result of adverse financial conditions of AUL.

1.24 "Valuation Period" means the period beginning at the close of business on a Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.25 "Variable Account" means a separate account established by AUL called the AUL American Unit Trust, which is registered under The Investment Company Act of l940 as a unit investment trust.

1.26 "Withdrawal Charge" means a charge taken by AUL equal to a percentage of the Account Value withdrawn pursuant to Section 4.8, where the percentage varies by the Contract Year in which the withdrawal is made. The Withdrawal Charge percentage is as follows:

              During                       Withdrawal Charge
          Contract Years                      Percentage

                1-5                             0%
                6-10                            0%
               Thereafter                       0%

1.27 "Withdrawal Value" means the Contractholder's Account Value minus the applicable Withdrawal Charge.

                       ARTICLE 2 - CONTRACT AND AUTHORITY


2.1 Entire Contract: This contract is for the exclusive benefit of the Contractholder and his beneficiaries. This contract and the application of the Contractholder is the entire agreement between AUL and the Contractholder. AUL is not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. AUL is not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

2.2 Authority: This contract cannot be modified or amended, nor can any provision or condition be waived, except by a written agreement signed by a corporate officer of AUL. Such authority may not be delegated to any other person or entity, except by a written agreement signed by a corporate officer of AUL.

              ARTICLE 3 - CONTRIBUTIONS, INVESTMENTS, AND TRANSFERS

3.1  Amount of Contributions:

     (a)  Contributions may vary in amount and frequency.

     (b)       (1)  Except  for  rollover   Contributions  under  Code  Sections
                    402(c),   402(e)(6),   403(a)(4),   403(b)(8),   403(b)(10),
                    408(d)(3),   or  457(e)(16),   or  a  Contribution  made  in
                    accordance  with a Code Section 408(k)  Simplified  Employee
                    Pension (SEP), Contributions during the Contractholder's taxable year (which is presumed to be a calendar year) may not exceed the amounts described below (as adjusted by the Code):

                    (i) $3,000 for any taxable year beginning in 2002 through 2004;

                    (ii) $4,000 for any taxable  year  beginning in 2005 through
                         2007; and

                    (iii)$5,000 for any taxable year beginning in 2008 and years thereafter.

                    After 2008, the limit will be adjusted by the Secretary of the Treasury for cost- of-living increases under Code
                    Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

               (2) In the case of an individual who is age 50 or older, the annual Contribution limit is increased by $500 for any taxable year beginning in 2002 through 2005, and $1,000 for any taxable year beginning in 2006 and years thereafter.

               (3) No Contributions will be accepted under a Code Section 408(p) SIMPLE IRA plan established by an employer. No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA (an IRA used in conjunction with a SIMPLE IRA plan) prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan.

     (c) Excess Contributions (plus gains or minus losses thereon) shall be withdrawn from the Contractholder Account and returned to the Contractholder upon receipt by AUL at its Home Office of complete written instructions from the Contractholder. Such written instructions must include the amount to be withdrawn and returned, and certification that such Contributions constitute Excess Contributions and that such returns are permitted by applicable provisions of the Code and Regulations issued thereunder. It shall not be the responsibility of AUL to determine the existence or amount of Excess Contributions or gains or losses thereon, or that returns of Excess Contributions are permitted by applicable provisions of the Code and Regulations. In withdrawing and returning the identified amount, AUL may rely solely on such written instructions and certification. Such a withdrawal and return of Excess Contributions shall not be subject to
          Section 4.8.

     (d) Other refunds of Contributions shall be applied before the close of the calendar year following the year of such refund toward the payment of future Contributions or the purchase of additional benefits.

3.2  How Contributions Are Handled:

     (a) A Contribution received by AUL at its Home Office shall be credited to the Contractholder Account pursuant to instructions submitted in a form acceptable to AUL.

     (b) (1) The initial Contribution for the Contractholder shall be credited and allocated to the Contractholder Account no later than the close of business on the second Valuation Date after the later of
               (1) the Valuation Date that AUL receives the initial Contribution at its Home Office, or (2) the Valuation Date that AUL receives, at its Home Office, the data required to establish the Contractholder Account and Investment Option elections regarding the initial Contribution.

          (2) If the data required to establish the Contractholder Account is not received by AUL at its Home Office at the time AUL first receives that Contribution, AUL shall return that Contribution to the Contractholder within 5 Valuation Dates.

          (3) If the data required to establish the Contractholder Account is received, but an Investment Option election for the Contractholder is not received, by AUL at its Home Office as of the date AUL receives that Contribution, AUL shall allocate that Contribution to the AUL American Money Market Investment Account. If AUL subsequently receives the data required to establish the Contractholder Account and an Investment Option election, AUL shall then transfer such amounts credited to the AUL American Money Market Investment Account, plus gains or minus losses thereon, to the appropriate Investment Option.

     (c) Contributions subsequent to the initial Contribution shall be credited to the Contractholder Account as of the close of business on the later of (1) the Valuation Period in which AUL receives that Contribution at its Home Office or (2) the Valuation Period in which AUL receives, at its Home Office, the data required to establish the Contractholder Account and Investment Option elections.

     (d) Within the Contractholder Account, the amount so credited shall be allocated to an Investment Option in increments elected by the Contractholder in a form acceptable to AUL. The Contractholder may change an Investment Option election with respect to future allocations to the Contractholder Account by giving new Investment Option elections to AUL at its Home Office in a form acceptable to AUL.

3.3  Addition, Deletion, or Substitution of Investments:

     (a) AUL reserves the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by the Variable Account or any Investment Account or that the Variable Account or any Investment Account may purchase. AUL reserves the right to eliminate the shares of any of the eligible Mutual Funds, Mutual Fund Portfolios, or other entities listed in the Table of Investment Accounts and to substitute shares of, or interests in, another Portfolio of the AUL American Series Fund, Inc., another open-end, registered investment company, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Mutual Fund Portfolios, or other entities are no longer available for investment, or if further investment in any or all eligible Mutual Funds, Mutual Fund Portfolios, or other entities becomes inappropriate in view of the purposes of the Variable Account or the contract. Where required under applicable law, AUL will not substitute any shares in the Variable Account or any Investment Account without notice, Contractholder approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.

     (b) AUL reserves the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Mutual Fund Portfolio, or other entity listed in the current prospectus for the Variable Account, or in other securities or investment vehicles. AUL reserves the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions so warrant. AUL also reserves the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, AUL reserves the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

     (c) In the event of any such substitution or change, AUL may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. If deemed by AUL to be in the best interests of the Contractholder, the Variable Account may be operated as a management investment company under The Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under The Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. AUL may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, AUL also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the operation of the Variable Account.

3.4  Transfers:

     (a) Subject to the limitations of Section 3.5, the Contractholder may direct AUL, in a form acceptable to AUL, to transfer the amounts credited to an Investment Option to any other Investment Option during the Accumulation Period. Any transfer from an Investment Account shall be effective as of the close of business on the Valuation Date that AUL receives the Contractholder's direction.

     (b) AUL shall make the transfer as requested by the Contractholder within 7 days from the date a proper request is received by AUL at its Home Office, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to defer a transfer of amounts from the Fixed Interest Account for a period of up to 6 months after AUL receives the transfer request at its Home Office.

     (c) All transfers from the Fixed Interest Account to any Investment Account shall be made on a first-in/first-out accounting basis.

3.5  Limitations on Transfers:

     (a) Amounts transferred from the Fixed Interest Account on behalf of the Contractholder during any Contract Year shall not exceed 20% of the Contractholder Account's share of the Fixed Interest Account determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer. Notwithstanding the previous sentence, if the Contractholder Account's share of the Fixed Interest Account is less than $2,500 determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, any amount is transferable from the Fixed Interest Account for that Contract Year.


     (b) Amounts under this contract which have been transferred from other group annuity contracts, whether issued by AUL or otherwise, shall be allocated pursuant to the provisions of Section 3.2.

     (c) AUL reserves the right to limit the number of transfers to a maximum of 12 transfers per Contract Year.

                              ARTICLE 4 - BENEFITS


4.1 Election of Annuity Options: At the written request of the Contractholder, AUL shall apply all or a portion of the Contractholder's Account Value (subject to Section 6.5) for the purpose of providing a fixed payment annuity. Upon receipt of such request, AUL is hereby authorized by the Contractholder to value and transfer the Contractholder's share of the Variable Account to the Fixed Interest Account as of the date that AUL receives such written request at its Home Office. Such transferred amounts shall be held in the Fixed Interest Account until the Contractholder's Annuity Commencement Date. The Contractholder request shall include the election of one of the following annuity options. The amount of the annuity shall be computed from the Table of Immediate Annuities then included in this contract, except as provided under Section 4.4.

4.2  Annuity Options:

     (a) Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant.

     (b) Certain and Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the certain period (10 or 20 years, as specified in the election), any remaining payments for the balance of the certain period shall be paid to the annuitant's beneficiary.

     (c) Installment Refund Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant. If, at the death of the annuitant, the sum of the monthly payments previously received is less than the amount applied to provide the annuity, monthly payments of the same amount shall continue to the annuitant's beneficiary until the total of the monthly payments received equals such amount.

     (d) Fixed Period. The monthly annuity shall be payable to the annuitant for a fixed period of time (not less than 5 years nor more than 20 years, as specified in the election). If, at the death of the annuitant, payments have been made for less than the selected fixed period, monthly annuity payments to the annuitant's beneficiary shall be continued during the remainder of such fixed period.

     (e) Lump Sum Payment. If the total Account Value is less than $2,000, such value shall not be annuitized under options (a), (b), (c), (d), or (f) of this Section, but shall be paid in a lump sum.

     (f) Any other options mutually agreed upon between the Contractholder and AUL shall be made available.

     If the annuity option selected is not included in the attached Table of Immediate Annuities, the amount of monthly annuity shall be based on rates determined in the same manner as those found in the Table.

     If no annuity option election for the Contractholder has been received by AUL at its Home Office at least 30 days prior to the Annuity Commencement Date, his Account Value (subject to Section 6.5) may be applied under (b) above as a 10 Year Certain and Life Annuity. AUL must receive written notification of such Annuity Commencement Date, written designation of the contingent annuitant or beneficiary, and any election forms needed in connection with any annuity option provided in this Section.

4.3 Guaranteed Rate of Interest: The retirement annuity options provided in this Article and illustrated in the attached Table of Immediate Annuities are based on the guaranteed interest rate disclosed at the end of the Table.

4.4 Alternate Nonparticipating Retirement Annuity: Any annuity elected shall be provided at whatever current single premium nonparticipating immediate annuity rates are available under this class of annuity contract if such rates produce a higher income than that provided under the Table of Immediate Annuities provided in this contract.

4.5 Minimum Payments: If the monthly annuity is less than AUL's then current established minimum, AUL reserves the right to make payments on a less frequent basis or to pay the Account Value in a single sum.

4.6 Due Proof of Date of Birth and Survival: Before commencing payments under any annuity, AUL may require proof of the date of birth of any annuitant and may require due proof that any annuitant is living before the payment of each or any installment under the option.

4.7  Death Benefits:

     (a) Upon receipt of written instructions from the Contractholder's beneficiary (or, if applicable, the secondary beneficiary of the Contractholder) and of due proof of the Contractholder's (and, if applicable, the beneficiary's) death during the Accumulation Period at its Home Office, AUL shall apply the Contractholder's Account Value (subject to Section 6.5) for the purpose of providing a Death Benefit. The Death Benefit shall be paid to the beneficiary last properly designated in writing to AUL at its Home Office by the Contractholder, or, if there is no designated beneficiary living on the date of the Contractholder's death, to the Contractholder's estate. The Contractholder's beneficiary may also designate a beneficiary. If any beneficiary dies while receiving payments and no beneficiary is designated to receive any remaining payments, such remaining payments shall be made to the deceased beneficiary's estate.

     (b) The Account Value to be applied pursuant to (a) above shall be determined as of the close of business on the Valuation Date that AUL receives a proper withdrawal request (or due proof of death, if received later), in a form acceptable to AUL, at its Home Office.

          If payment is to be made in a cash lump sum, payment shall be made within 7 days of the date of valuation, as determined in the previous paragraph, except as AUL may be permitted to defer such payment of amounts derived from the Variable Account in accordance with the provisions of federal securities laws. Also, AUL reserves the right to defer the payment of amounts withdrawn from the Fixed Interest Account for a period of up to 6 months after AUL receives proper instructions at its Home Office.

     (c) (1) If the Contractholder dies before his Annuity Commencement Date, his entire interest shall be distributed at least as rapidly as follows:

               (i) If the designated beneficiary is not the Contractholder's surviving spouse, the entire interest shall be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the Contractholder died, over the remaining life expectancy of such designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his birthday in the year following the year of the Contractholder's death, or if elected, in accordance with
                    (iii) below.

               (ii) If the sole designated  beneficiary is the  Contractholder's surviving spouse, the entire interest shall be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the Contractholder died (or by the end of the calendar year in which the Contractholder would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with (iii) below. If the surviving spouse dies before required distributions commence to him, the remaining interest will be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the spouse died, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with (iii) below. If the surviving spouse dies after required distributions commence to him, any remaining interest will continue to be distributed under the annuity option chosen.

                    The surviving  spouse may  accelerate  these payments at any
                    time  by  increasing   the  frequency  or  amount  of  these
                    payments.

               (iii)If there is no designated  beneficiary,  or if applicable by operation of (i) or (ii) above, the entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Contractholder's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under (ii) above.

               (iv) Life expectancy is determined using the Single Life Table in
                    Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in (i) or (ii) and reduced by 1 for each subsequent year.

          (2) If the Contractholder dies on or after his Annuity Commencement Date, any interest remaining under the annuity option selected shall continue to be distributed under the annuity option selected.

     (d) The Contractholder's "interest" includes the amount of any outstanding rollover, transfer, and recharacterization under Q&As-7 and -8 of
          Section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the contract, such as guaranteed death benefits.

     (e) For purposes of (c) above, required distributions are considered to commence on the Contractholder's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under (c)(1)(ii) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

     (f) If the sole designated beneficiary is the Contractholder's surviving spouse, such spouse may treat the Contractholder Account as his or her own individual retirement arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA Contribution under this contract, makes a rollover to this contract, or fails to take required distributions as a beneficiary.

4.8 Withdrawal Benefits: The Contractholder may direct AUL at its Home Office, in a form acceptable to AUL, to withdraw all or a portion of his Withdrawal Value, subject to the following provisions:

     (a) Withdrawals from the Contractholder's Account Value may not be made in an amount less than the smaller of $500 or the Contractholder's entire Account Value. AUL reserves the right to pay out the Contractholder's remaining Account Value if a withdrawal reduces the Contractholder's remaining Account Value to an amount not to exceed $5,000.

     (b) A withdrawal request shall be effective, and the Account Value to be applied pursuant to this Section shall be determined, as of the close of business on the Valuation Date that AUL receives a proper withdrawal request, in a form acceptable to AUL, at its Home Office. If it is necessary to withdraw the entire Account Value of the Contractholder to make a lump-sum cash payment, the amount paid shall equal the Withdrawal Value, minus any Section 6.5 charges. If it is not necessary to withdraw the entire Account Value to make such payment, AUL shall reduce the Account Value of the Contractholder by an amount sufficient to make the cash payment requested and to cover the Withdrawal Charge and any Section 6.5 charges. Notwithstanding the previous sentence, in the first Contract Year in which the Contractholder Account is established, the Contractholder may withdraw up to 10% of the sum of his Account Value (determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made during that Contract Year, without application of the Withdrawal Charge. In the next succeeding Contract Year, the Contractholder may also withdraw up to 10% of the sum of his Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made during that Contract Year, without application of the Withdrawal Charge. In any subsequent Contract Year, the Contractholder may withdraw up to 10% of his Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.

     (c) AUL shall pay any cash lump sum to the Contractholder within 7 days from the appropriate Valuation Date as determined in Subsection (b) above, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to defer the payment of amounts withdrawn from the Fixed Interest Account for a period of up to 6 months after AUL receives the withdrawal request at its Home Office.

     (d) Withdrawals from the Contractholder's share of the Fixed Interest Account shall be made on a first-in/first-out basis so that all or a portion of the amounts credited to his share of the Fixed Interest Account which have been on deposit for the longest period of time, as well as the interest credited thereon, shall be withdrawn first.

4.9  Distributions Before Death:

     (a) Notwithstanding any provision of the contract to the contrary, the distribution of the Contractholder's interest in the contract shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the contract (as determined under section 4.7(d)) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than paragraphs (b),
          (c) and (d) below and section 4.7.

     (b) The Contractholder's entire interest shall commence to be distributed no later than the first day of April following the calendar year in which the Contractholder attains age 70 1/2 over (1) the life of the Contractholder or the lives of the Contractholder and his designated beneficiary or (2) a period certain not extending beyond the life expectancy of the Contractholder or the joint and last survivor expectancy of the Contractholder and his designated beneficiary. Payments shall be made in periodic payments at intervals of no longer than 1 year and must be either nonincreasing or they may increase only as provided in Q&As- 1 and -4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of
          Section 1.401(a)(9)-6T.

     (c) The distribution periods described in (b) above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

     (d) The first required payment can be made as late as April 1 of the year following the year the Contractholder attains age 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                             ARTICLE 5 - VALUATIONS


5.1  Valuation of Mutual Fund,  Mutual Fund  Portfolio,  or Other Entity Assets:
     All assets of each Mutual Fund, Mutual Fund Portfolio, or other entity listed in the Table of Investment Accounts shall be valued as provided in the current report or prospectus for the applicable Mutual Fund, Mutual Fund Portfolio, or other entity as such report or prospectus may be amended or supplemented from time to time.

5.2 Accumulation Units: Any amounts that are allocated to any Investment Account on behalf of the Contractholder shall be credited to his Contractholder Account in the form of Accumulation Units on the basis of the value of such units in that Investment Account as of the later of (1) the end of the Valuation Period on which such amounts are received by AUL at its Home Office or (2) the end of the Valuation Period on which the data required to establish the Contractholder Account and allocate such amounts to the Contractholder Account and to Investment Options are received by AUL at its Home Office. However, if the initial Contribution for the Contractholder is allocated pursuant to Section 3.2(b)(1) on the next succeeding Valuation Period, the unit value as of the end of that Valuation Period shall be used. Such crediting shall be made separately for amounts allocated to each Investment Account. The number of Accumulation Units in each Investment Account credited to the Contractholder Account as of any Valuation Period shall be determined by dividing the amounts allocated to that Investment Account for the Contractholder Account as of such Valuation Period by the dollar value of one Accumulation Unit in that Investment Account as of the close of business on the applicable Valuation Period. The number of Accumulation Units thus determined shall not be changed by any subsequent change in the dollar value of the Accumulation Units.

5.3 Value of Accumulation Units: The value of an Accumulation Unit in the AUL American Equity, Bond, Money Market, and Managed Investment Accounts was established at $1.00 as of April 12, 1990. The value of an Accumulation Unit in any other Investment Account available under this contract shall be established on the inception date of that Investment Account. The value of an Accumulation Unit in each Investment Account as of any Valuation Period thereafter is equal to the dollar value of one Accumulation Unit in that Investment Account as of the immediately preceding Valuation Period multiplied by the Net Investment Factor, as defined in Section 5.4, for that Investment Account for the current Valuation Period. The value of an Accumulation Unit for each Investment Account shall be determined for each Valuation Period before giving effect to any additions, withdrawals, or transfers. After such determination, the additions, withdrawals, or transfers which are effective as of that day shall then be made.

5.4 Determining the Net Investment Factor: The Net Investment Factor for each Investment Account for any Valuation Period is determined by dividing (a) by (b), and then subtracting (c) from that result, where:

     (a)  is equal to:

          (1) the net asset value of a Mutual Fund, Mutual Fund Portfolio, or other entity share held in the Investment Account determined as of the end of the current Valuation Period, plus

          (2) the per share amount of any dividend or other distribution, if any, paid by the Mutual Fund, Mutual Fund Portfolio, or other entity during the current Valuation Period, plus or minus

          (3) any credit or charge for any taxes paid or reserved for by AUL during the current Valuation Period which are determined by AUL to be attributable to operation of the Investment Account;

     (b) is the net asset value of a Mutual Fund, Mutual Fund Portfolio, or other entity share held in the Investment Account determined as of the end of the immediately preceding Valuation Period; and

     (c) is a daily charge factor determined by AUL to reflect the charges assessed against the assets of the Investment Account for mortality and expense risks, as authorized by Section 6.1.

5.5 Determining the Value of the Contractholder's Investment Account Share: The value of the Contractholder's share of any Investment Account as of any Valuation Date shall be determined by multiplying the Contractholder's aggregate  Accumulation  Units  in  that  Investment  Account  as  of  such
     Valuation Date by the dollar value of one Accumulation Unit in that Investment Account as of such Valuation Date. The value of the Contractholder's share of any Investment Account as of any date other than a Valuation Date is equal to the value of its share of that Investment Account as of the immediately preceding Valuation Date.

                            ARTICLE 6 - OTHER CHARGES

6.1 Mortality Risk and Expense Risk Charges: AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account. These charges shall be reflected in the Net Investment Factor as provided in Section 5.4(c).

6.2 Mutual Fund, Mutual Fund Portfolio, or Other Entity Expenses: A Mutual Fund, Mutual Fund Portfolio, or other entity listed in the Table of Investment Accounts shall pay any investment advisory fee and certain other expenses, which may include its ordinary operational and organizational expenses, or any extraordinary expenses, as described in the current report or prospectus for that Mutual Fund, Mutual Fund Portfolio, or other entity as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Mutual Fund, Mutual Fund Portfolio, or other entity share reflects such investment advisory fee and other expenses which are deducted from the assets of such Mutual Fund, Mutual Fund Portfolio, or other entity.

6.3 Administrative Charge: AUL deducts an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from the Contractholder Account for as long as the Contractholder Account is in effect. This charge is prorated among each subaccount of the Contractholder Account which corresponds to each Investment Option utilized under this contract by the Contractholder Account. If the entire balance of the Contractholder Account is withdrawn pursuant to this contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for any Contract Quarter in which the Account Value on the last day of that quarter is $25,000 or more.

6.4 Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will be prorated among the Investment Options from which the amounts are transferred in the same proportion that the amount transferred from the Investment Option bears to the total amount transferred from all Investment Options.

6.5 Other Charges: AUL reserves the right to deduct the appropriate charges for federal income taxes incurred by AUL that are attributable solely to the operation of the separate account.

              ARTICLE 7 - RIGHT OF AUL TO CHANGE CERTAIN PROVISIONS

Amendment of Contract to Conform with Law: AUL reserves the right to amend this contract at any time, without the consent of the Contractholder or any other person or entity, to make any change to any provisions of the contract to comply with, or give the Contractholder the benefit of, any provisions of federal or state laws, regulations, or rulings, subject to regulatory approval.

                            ARTICLE 8 - MISCELLANEOUS

8.1 Ownership: The Contractholder is the owner of the contract and may agree with AUL to any change or amendment of it without the consent of any other person or entity, except that no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of such change or amendment unless the consent of the Contractholder is obtained.

     AUL shall have no obligation to make any payment or distribution except as specified in this contract.

8.2  Tax Status: AUL does not make any guarantee  regarding the federal or state
     tax-qualified   status  of  this  contract,   the  Contractholder   Account
     established hereunder, or any transaction involving this contract.

8.3  Essential   Data:  The   Contractholder   shall  furnish  to  AUL  whatever
     information is necessary to establish the eligibility and amount of annuity or other benefit in each instance.

8.4 Reliance: AUL shall be fully protected in relying on any information furnished by the Contractholder. AUL need not inquire as to the accuracy or completeness thereof.

8.5 Misstatement of Essential Data: If it has been found that any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement as to the age of an annuitant, an equitable adjustment shall be made as soon as possible so as to provide the annuity to which that person is entitled.

8.6 Election, Notice, or Direction Requirements: Wherever in this contract reference is made to the Contractholder making a request or giving notice or direction, such request, notice, or direction must be in writing, or in a form otherwise acceptable to AUL, and must be submitted to and received by AUL at its Home Office before becoming effective.

8.7 Quarterly Statement of Account Value: As soon as reasonably possible after the end of each Contract Quarter, AUL shall prepare a statement of the Contractholder's Account Value existing under this contract. AUL shall furnish an annual calendar year report containing any information concerning required minimum distributions that is required by the Internal Revenue Service.

8.8 Conformity with State Laws: Any benefit payable under this contract shall not be less than the minimum benefit required by any statute of the state in which the contract is delivered.

8.9 Reference to Federal Laws: Language in this contract referring to federal tax, securities, or other statutes or rules shall not be deemed to incorporate within the contract such statutes or rules. This language is informational and instructional in nature, and is not subject to approval or disapproval by the state in which the contract is issued.

8.10 Sex and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

8.11 Facility of Payment: If the Contractholder, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment due him, and no guardian has been appointed, AUL may make such payment to the person or persons who have assumed the care and principal support of the Contractholder, contingent annuitant, or beneficiary. Also, AUL may make payment directly to any person or entity when directed to do so in writing by the Contractholder. Any payment made by AUL will fully discharge AUL to the extent of such payment.

8.12 Insulation from Liability: The assets of the Variable Account are not chargeable with liabilities arising out of any other business AUL may conduct.

8.13 Voting:

     (a) AUL is the legal owner of the shares of a Mutual Fund, Mutual Fund Portfolio, or other entity listed in the Table of Investment Accounts held by the Investment Accounts of the Variable Account. AUL shall exercise voting rights attributable to the shares of each Mutual Fund, Mutual Fund Portfolio, or other entity held in the Investment Accounts at any regular and special meetings of the shareholders of a Mutual Fund or other entity on matters requiring shareholder voting under The Investment Company Act of l940 or other applicable laws. AUL shall exercise these voting rights based on instructions received from persons having the voting interest in corresponding Investment Accounts of the Variable Account. However, if The Investment Company Act of l940 or any regulations thereunder should be amended, or if the present interpretation thereof should change, and as a result AUL determines that it is permitted to vote the shares of a Mutual Fund, Mutual Fund Portfolio, or other entity in its own right, it may elect to do so. AUL will vote shares of any Investment Account, if any, that it owns beneficially in its own discretion, except that if a Mutual Fund, Mutual Fund Portfolio, or other entity offers its shares to any insurance company separate account that funds variable life insurance contracts or if otherwise required by applicable law, AUL will vote its own shares in the same proportion as the voting instructions that are received in a timely manner for contracts, Contractholder Accounts, and participant accounts participating in the Investment Account.

     (b) The person having the voting interest under this contract is the Contractholder. Unless otherwise required by applicable law, the number of Mutual Fund, Mutual Fund Portfolio, or other entity shares as to which voting instructions may be given to AUL is determined by dividing the value of all of the Accumulation Units of the corresponding Investment Account attributable to this contract on a particular date by the net asset value per share of that Mutual Fund, Mutual Fund Portfolio, or other entity as of the same date. Fractional votes will be counted. The number of votes as to which voting instructions may be given will be determined as of the date coincident with the date established by the applicable Mutual Fund, Mutual Fund
          Portfolio, or other entity for determining shareholders eligible to vote at the meeting of that Mutual Fund or other entity. If required by the Securities and Exchange Commission, AUL reserves the right to determine in a different fashion the voting rights attributable to the shares of a Mutual Fund, Mutual Fund Portfolio, or other entity.

     (c) Voting rights attributable to this contract for which no timely voting instructions are received will be voted by AUL in the same proportion as the voting instructions which are received in a timely manner for all contracts, Contractholder Accounts, and participant accounts participating in that Investment Account.

     (d) Neither the Variable Account nor AUL is under any duty to inquire as to the instructions received or the authority of Contractholders or others to instruct the voting of Mutual Fund, Mutual Fund Portfolio, or other entity shares.

     (e) Every person or entity having such voting rights shall receive such reports or prospectuses concerning the Variable Account or a Mutual Fund, Mutual Fund Portfolio, or other entity as may be required by applicable federal law.

8.14 Nonforfeitability and Nontransferability: The entire Withdrawal Value of the Contractholder Account under this contract shall be nonforfeitable at all times. No sum payable under this contract with respect to the Contractholder may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

8.15 Termination: This contract shall automatically terminate as of the date that there is no Contractholder Account maintained hereunder. AUL shall have the right to refuse to accept Contributions as of the last day of the second month following the date that written notice to this effect is delivered to the Contractholder.

8.16 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: The regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on the third Thursday in February each year at ten o'clock A.M. local time or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

     TABLE OF IMMEDIATE ANNUITIES - FEMALE
             Monthly Income Per $1,000 of Account Value
                                                         Installment
  Adjusted  Life    10 Years Certain  20 Years Certain     Refund
   Age     Annuity   Life Annuity     and Life Annuity  Life Annuity
    55      3.873        3.849           3.759            3.723
    56      3.951        3.923           3.821            3.787
    57      4.033        4.001           3.885            3.854
    58      4.120        4.084           3.951            3.924
    59      4.212        4.171           4.019            3.998
    60      4.310        4.263           4.088            4.076
    61      4.414        4.359           4.159            4.158
    62      4.524        4.462           4.232            4.243
    63      4.642        4.570           4.305            4.334
    64      4.767        4.684           4.379            4.429
    65      4.901        4.804           4.453            4.528
    66      5.044        4.932           4.527            4.635
    67      5.198        5.066           4.599            4.745
    68      5.362        5.208           4.670            4.864
    69      5.539        5.357           4.738            4.988
    70      5.730        5.514           4.804            5.119
    71      5.936        5.679           4.866            5.259
    72      6.158        5.851           4.923            5.405
    73      6.398        6.031           4.976            5.564
    74      6.658        6.218           5.024            5.726

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: 1.5 times (Birth Year - 1900), rounded to the nearest integer.

The monthly income factors shown above are based on the Annuity 2000 Mortality Table and 2.5% interest.


              Fixed
   Number     Period
      of     Monthly      Number        Fixed Period
    Years     Income     of Years       Monthly Income
      5       17.698        15           6.641
      6       14.928        16           6.298
      7       12.950        17           5.996
      8       11.468        18           5.729
      9       10.316        19           5.489
     10        9.395        20           5.274
     11        8.642
     12        8.016
     13        7.486
     14        7.033

                    TABLE OF IMMEDIATE ANNUITIES - MALE

                Monthly Income Per $1,000 of Account Value
                                                            Installment
  Adjusted    Life    10 Years Certain   20 Years Certain     Refund
     Age     Annuity  and Life Annuity   and Life Annuity     Life Annuity
     55       4.180        4.132            3.967             3.937
     56       4.271        4.217            4.030             4.008
     57       4.367        4.307            4.095             4.081
     58       4.469        4.401            4.161             4.160
     59       4.578        4.500            4.228             4.240
     60       4.694        4.605            4.295             4.325
     61       4.818        4.716            4.363             4.415
     62       4.950        4.831            4.430             4.508
     63       5.091        4.953            4.497             4.607
     64       5.241        5.081            4.564             4.710
     65       5.402        5.214            4.629             4.819
     66       5.573        5.353            4.692             4.933
     67       5.756        5.498            4.753             5.052
     68       5.951        5.648            4.811             5.179
     69       6.159        5.804            4.866             5.309
     70       6.380        5.964            4.918             5.448
     71       6.616        6.129            4.966             5.594
     72       6.867        6.298            5.010             5.745
     73       7.135        6.471            5.050             5.907
     74       7.422        6.646            5.086             6.074

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: 1.5 times (Birth Year - 1900), rounded to the nearest integer.

The monthly income factors shown above are based on the Annuity 2000 Mortality Table and 2.5% interest.

              Fixed
             Period
  Number     Monthly       Number       Fixed Period
 of Years    Income       of Years     Monthly Income
     5       17.698          15             6.641
     6       14.928          16             6.298
     7       12.950          17             5.996
     8       11.468          18             5.729
     9       10.316          19             5.489
    10        9.395          20             5.274
    11        8.642
    12        8.016
    13        7.486
    14        7.033


Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: 1.5 times (Birth Year - 1900), rounded to the nearest integer.


The monthly income factors shown above are based on the Annuity 2000 Mortality Table and 2.5% interest.

                          TABLE OF INVESTMENT ACCOUNTS

The following Investment Accounts are made available to the Contractholder by AUL. Amounts allocated to any Investment Account identified below shall be invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below.

Investment Account                              Mutual Fund, Portfolio, or Other Entity

AUL American Bond                               AUL American Bond
AUL American Equity                             AUL American Equity
AUL American Managed                            AUL American Managed
AUL American Money Market                       AUL American Money Market
Alger American Growth                           Alger American Growth
American Century VP Capital Appreciation        American Century VP Capital Appreciation
Calvert Social Mid-Cap Growth                   Calvert Social Mid-Cap Growth
Fidelity VIP Equity-Income                      Fidelity VIP Equity-Income
Fidelity VIP Growth                             Fidelity VIP Growth
Fidelity VIP High Income                        Fidelity VIP High Income
Fidelity VIP Overseas                           Fidelity VIP Overseas
Fidelity VIP II Asset Manager                   Fidelity VIP II Asset Manager
Fidelity VIP II Contrafund                      Fidelity VIP II Contrafund
Janus Aspen Series Flexible Income Portfolio    Janus Aspen Series Flexible Income Portfolio
Janus Aspen Series Worldwide Growth Portfolio   Janus Aspen Series Worldwide Growth Portfolio
PBHG Insurance Series Growth II                 PBHG Insurance Series Growth II
SAFECO Resource Series Trust Growth Portfolio   SAFECO Resource Series Trust Growth Portfolio
State Street Equity 500 Index Fund              State Street Equity 500 Index Fund
T. Rowe Price Equity-Income Portfolio           T. Rowe Price Equity-Income Portfolio


          Demonstration Table of Account Values and Withdrawal Values

The following table demonstrates the account values and withdrawal values that will accumulate if you make a $1,000 contribution at the beginning of each year into the Fixed Interest Account, make no withdrawals, and we credit a current rate of interest equal to 3%, which is the guaranteed minimum rate of interest.


     End of                Account                   Withdrawal                   Effective Rate
      Year                  Value                      Value                         of Return
        1                 $1,009.70                   $1,009.70                        0.97%
        2                 $2,039.66                   $2,039.66                        1.49%
        3                 $3,100.51                   $3,100.51                        2.00%
        4                 $4,193.19                   $4,193.19                        2.26%
        5                 $5,318.65                   $5,318.65                        2.42%
        6                 $6,477.88                   $6,477.88                        2.52%
        7                 $7,671.88                   $7,671.88                        2.59%
        8                 $8,901.70                   $8,901.70                        2.65%
        9                $10,168.42                  $10,168.42                        2.69%
       10                $11,473.13                  $11,473.13                        2.73%
       11                $12,816.99                  $12,816.99                        2.76%
       12                $14,201.17                  $14,201.17                        2.78%
       13                $15,626.86                  $15,626.86                        2.80%
       14                $17,095.34                  $17,095.34                        2.82%
       15                $18,607.86                  $18,607.86                        2.83%
       16                $20,165.76                  $20,165.76                        2.85%
       17                $21,770.40                  $21,770.40                        2.86%
       18                $23,423.17                  $23,423.17                        2.87%
       19                $25,133.03                  $25,133.03                        2.91%
       20                $26,917.03                  $26,917.03                        3.00%


IndividualORIRA.27